Exhibit 99.2

Turning Point Brands Announces Proposed Private Offering of $125 Million of Convertible Senior Notes

LOUISVILLE, KY. – (July 24, 2019) – Turning Point Brands, Inc. (the “Company”) (NYSE: TPB), a leading provider of other tobacco products and adult consumer alternatives, announced that it intends to offer, subject to market conditions and other factors, $125,000,000 in aggregate principal amount of convertible senior notes due 2024 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also intends to grant the initial purchasers of the notes an option to purchase up to an additional $18,750,000 principal amount of notes.

The notes will be senior unsecured obligations of the Company and will accrue interest payable semiannually in arrears. The notes will be convertible into cash, shares of the Company’s voting common stock (the “common stock”) or a combination thereof, at the Company’s election. The interest rate, initial conversion rate, repurchase or redemption rights and other terms of the notes will be determined at the time of pricing of the offering.

The Company intends to use a portion of the net proceeds from the offering to repay all amounts outstanding under its second lien credit agreement, pay the cost of the capped call transactions described below, which may or may not occur, and for general corporate purposes, including acquisitions that are yet to be identified.

In connection with the pricing of the notes, the Company expects to enter into capped call transactions with one or more financial institutions (the option counterparties). The capped call transactions are expected generally to reduce potential dilution to holders of the Company’s common stock upon any conversion of the notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, the Company expects to enter into additional capped call transactions with the option counterparties.

The Company expects, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their affiliates will purchase shares of the Company's common stock and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time.

In addition, the Company expects the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or following any redemption of the notes by the Company or any repurchase of notes by the Company on any fundamental change repurchase date or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of common stock issuable upon conversion of the notes have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including statements related to whether the Company will be able to consummate the offering, the final terms of the offering, the satisfaction of customary closing conditions with respect to the offering of the notes, prevailing market conditions, the anticipated use of net proceeds of the offering of the notes which could change as a result of market conditions or for other reasons, and the impact of general economic, industry or political conditions in the United States or internationally. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, and depend on circumstances, that may or may not occur in the future. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in our filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. As a result, actual events may differ materially from those expressed in, or suggested by, the forward-looking statements. Any forward-looking statement made by TPB, in this press release speaks only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict these events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Source: Turning Point Brands

Contacts:
ir@tpbi.com
Robert Lavan, CFO
(502) 774-9238